LIFE NUTRITION PRODUCTS, INC.
A Delaware corporation

SUBSCRIPTION BOOKLET AND INSTRUCTIONS

SUBSCRIPTION INSTRUCTIONS

     Attached is the Subscription Agreement (the "Subscription Agreement") relating to the purchase of units of common stock Life Nutrition Products, Inc., a Delaware corporation (the "Company"). The Company is offering common stock units (the “Units”) comprised of 150,000 shares of common stock per Unit for an investment of $10,000.00 per Unit. We are seeking to raise a minimum of $200,000 and a maximum of $500,000. The Units are being offered pursuant to the Company's private placement memorandum (“Private Placement Memorandum”) dated as of December 3, 2007, as amended from time to time by the Company.

     A prospective investor desiring to subscribe for a Unit must complete and execute the Subscription Agreement in accordance with the instructions herein and send this completed Subscription Booklet and payment for the relevant Unit as follows:

     1. Verification of Investor Suitability: Please initial the appropriate boxes in Section 2 of the Subscription Agreement (Page 4) and Appendix A to the Subscription Agreement to verify whether the prospective investor is suitable to purchase the Unit

     2. Subscription for Unit: Please indicate in Section 4 of the Subscription Agreement (Page 4) the number of Units to be purchased.

     3. Investor Information: Please complete Section 7 of the Subscription Agreement (Page 5) by providing the relevant name, address and contact information.

    4. Signature Page. Please date and sign the signature page to this Subscription Agreement (Page 6).

Once the Subscription Booklet is fully completed and executed, the Subscription Booklet and the payment for the Unit should be sent to:

Life Nutrition Products, Inc.
121 Monmouth Street, Suite A
Red Bank, New Jersey 07701
(732) 758-1577
Attention: Michael Salerno

Payment via wire transfer is preferred. Wire Instructions are as follows:

Amboy National Bank
36 Monmouth Street
Red Bank, NJ 07701
Life Nutrition Products, Inc
Refer to: Holding Account
ABA#: 021204416 Account #: 15106152

SUBSCRIPTION AGREEMENT

     Pursuant to the terms and conditions of this Subscription Agreement (this "Agreement"), the undersigned hereby subscribes to purchase common stock of Life Nutrition Products, Inc., a Delaware corporation (the "Company"), in accordance with the Company's Private Placement Memorandum.

     1. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to the Company and its Board of Directors as follows:

(a) The undersigned has received, read and fully understands the Private Placement Memorandum. The undersigned and the undersigned’s advisors have been furnished all materials relating to the Company and all matters set forth in the Private Placement Memorandum which have been requested, and have been afforded an opportunity to ask questions of and receive answers from the Company or its representatives regarding the Private Placement Memorandum, any requested materials relating to the Company and/or the Private Placement Memorandum, and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Private Placement Memorandum, such additional requested materials or such additional information requested of the Company or/and its representatives. In making an investment in the Units, the undersigned is relying only on the information provided in the Private Placement Memorandum and any such requested additional materials or inquiries and has not relied on any statements or representations inconsistent with those contained in the Private Placement Memorandum, or such additional materials and advice, if any.

(b) The undersigned is aware that this subscription may be rejected in whole or in part by the Company in its sole and absolute discretion and that the investment, if accepted, is subject to certain risks described in part in the Private Placement Memorandum in the section entitled "Risks Factors."

(c) The undersigned understands that: (i) the common stock Units have not been registered under the Securities Act of 1933 (“Securities Act”) or under the securities laws of any state; (ii) the undersigned has no right to require such registration and that the Units cannot be sold unless they are registered under applicable federal and state securities laws or unless exemptions from registrations are available; (iii) it may not be possible to readily liquidate an investment in the Company; (iv) there is currently no public market for the Units; (v) there is no guaranty a public market for the Units will develop; (vi) even if a potential buyer could be found, the transferability of the Units is restricted by state and federal securities laws; and (viii) any sale or transfer of Units, if the Units were registered under applicable federal or state securities laws, or if an exemption from such registration were available, would also require the prior written consent of the Company, which consent could be withheld in its sole and unfettered discretion. In addition, the undersigned has liquid assets sufficient to assure the undersigned that such purchase will cause the undersigned no undue financial difficulties and that the undersigned can provide for the undersigned's current needs and possible personal contingencies, or if the undersigned is the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

(d) The undersigned is of the age of majority (as established in the state in which the undersigned is domiciled), if an individual, and is a qualified investor pursuant to the suitability standards set forth in the Private Placement Memorandum, and, in any event, the undersigned has full power, capacity and authority to enter into a contractual relationship with the Company. If acting in a representative or fiduciary capacity for a corporation, fund or trust, or as a custodian or agent for any person or entity, the undersigned has full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, fund, trust, person or entity.

(e) The undersigned is buying the Units solely for the undersigned's own account, or for the account of a member or members of undersigned's immediate family or in a fiduciary capacity for the account of another person or entity, and not as an agent for another, for long-term investment of at least the duration elected herein and absolutely not with the intention to resell, fractionalize or divide the investment for any subsequent distribution in any manner whatsoever.

(f) The undersigned acknowledges and agrees that counsel representing the Company, the Board of Directors and their affiliates does not represent the undersigned and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing the undersigned or any other investor in any respect.

(g) To the extent that the undersigned is purchasing the Units in a fiduciary capacity or as a custodian for the account of another person or entity, the undersigned has been directed by that person or entity to purchase the Units, and such person or entity is aware of the purchase of the Units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Company and acknowledges that the representations and warranties contained in this Agreement shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing the Units.

(h) The undersigned understands that an investment in the Units will not, in itself, create a retirement plan as described in the Internal Revenue Code of 1986, as amended (the "Code"), and that, to create a retirement plan, the undersigned must comply with all applicable provisions of the Code.

(i) The undersigned has made such investigations in connection herewith as have been deemed necessary or desirable so as not to rely upon the Private Placement Memorandum for legal, tax, or economic information related to this investment.

(j) The undersigned is not relying on the Company or its representatives with respect to the legal, tax and other economic considerations relating to this investment. To the extent the undersigned has sought advice with regard to such considerations; he has relied on the advice of, or has consulted with, the personal legal, tax, investment and/or other advisers of the undersigned.

(k) The undersigned has received no oral or written representations in connection with the offering of the Units that are in any way inconsistent with the information stated in the Private Placement Memorandum.

(l) The undersigned certifies under penalty of perjury, that the social security number shown on the signature page of this Agreement is true, correct and complete and that the undersigned, or if applicable, the principal for which the undersigned is functioning as a fiduciary, is not subject to backup withholding either (i) because he or it has not been notified that he is (or it is) subject to backup withholding as a result of a failure to report all interest or dividends or (ii) because the Internal Revenue Service has notified he or his principal that he or it is no longer subject to backup withholding.

(m) The undersigned acknowledges that the ability to transfer Units is restricted against transfers unless the transfer is not in violation of the Securities Act or state securities laws (including investor suitability standards), and that the Company will not consent to a transfer of Units unless the transferee represents that he is acquiring the Units for his own account for long- term investment and not with a view toward resale, fractionalization, division or distribution, and the Company receives a satisfactory opinion of counsel that the transfer will neither impair the Company’s tax status nor violate federal or state securities laws. In addition, the undersigned acknowledges that any transfer resulting in the fractionalization of whole Units will not be permitted, unless the undersigned transfers his entire fractional holdings.

     By making these representations, the undersigned has not waived any right of action available under applicable federal or state securities laws.

     2. INVESTOR SUITABILITY. The undersigned hereby acknowledges and understands that an investment in the Units involves a high degree of risk and hereby represents and warrants that the undersigned: (a) is able to bear the loss of the undersigned's entire investment without any material adverse effect on the undersigned's economic stability, (b) understands that an investment in the Company involves substantial risks; and (c) has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment to be made by the undersigned pursuant to the Private Placement Memorandum. In addition, the undersigned represents and warrants that:

o The undersigned, or the fiduciary account for which the undersigned is purchasing, is an accredited investor as set forth in Appendix A to this Subscription Agreement; and

o The undersigned, or the fiduciary account for which the undersigned is purchasing, fulfills the investor suitability criteria established under Rule 501 of the Securities Act, as indicated in Appendix A to this Subscription Agreement.

3. PURCHASE OF UNIT; PAYMENT. The undersigned hereby agrees to subscribe to the following Unit at the investment and purchase price of Ten Thousand Dollars (US $10,000) payable in cash concurrently with delivery of this Agreement:

AMOUNT INVESTED	$ 10,000
1 unit

     The total purchase price is payable in cash concurrently with delivery of this Agreement either through wire transfer, previously delivered, or through personal or certified check. Payments should be made to Life Nutrition Products, Inc. The total purchase price should be returned with this completed and executed Subscription Agreement to

Life Nutrition Products, Inc.
121 Monmouth Street, Suite A
Red Bank, New Jersey 07701
(732) 758-1577
Attention: Michael Salerno

Payment via wire transfer is preferred. Wire Instructions are as follows:

Amboy National Bank
36 Monmouth Street
Red Bank, NJ 07701
Life Nutrition Products, Inc
Refer to: Holding Account
ABA#: 021204416 Account #: 15106152

     The undersigned understands that the subscription funds will not be entitled to distributions from the Company until the undersigned is admitted to the Company as a Member.

     4. ACCEPTANCE. This subscription agreement (this "Agreement") will be accepted or rejected by the Board of Directors within ten (10) days of its receipt by the Company. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to make the investment for the total amount delivered herewith.

The Board of Directors will return a countersigned copy of this

Agreement to accepted subscribers, which copy (together with the cancelled check) of this Agreement will be evidence of my purchase of the Unit.

5. INVESTOR INFORMATION. (Please print or type.)

     Please complete the following, as applicable. (Investments by more than one of the following entities, even if related to each other or controlled by the same person, require completion of a separate Subscription Agreement.)

INDIVIDUAL:

Name:                                                                                                                                      SSN:

Address:

Telephone:	(	)	Telephone: (	)	-
(Home)			(Office)

CORPORATION, BUSINESS TRUST, LIMITED-LIABILITY COMPANY, PARTNERSHIP, TRUST OR OTHER:

Name: Address:	Tax ID No.: Acct. No.:

Telephone:	(	)	-	Telephone: (	)	-
(Home)				(Office)
Names of All Equity Owners, Partners or Grantors:

6. INDEMNIFICATION. THE UNDERSIGNED AGREES TO INDEMNIFY, DEFEND

(BY COUNSEL REASONABLY ACCEPTABLE TO THE INDEMNIFIED PARTY) AND HOLD THE COMPANY, THE BOARD OF DIRECTORS, ITS MEMBERS AND THEIR RESPECTIVE MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES, WHICH SHALL BE PAID AS INCURRED) THAT ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     IN WITNESS WHEREOF, the undersigned hereby agrees to purchase common stock Unit of Life Nutrition Products, Inc., a Delaware corporation, upon the terms and conditions set forth herein.

INDIVIDUAL:

Date:

(Signature of Subscriber)

By:

(Print Name of Subscriber)

Its:

(Print Title, If Applicable)

CORPORATION, TRUST OR OTHER:

Date:

(Signature of Authorized Signatory)

By:

(Print Name of Authorized Signatory)

Its:

(Print Title of Authorized Signatory)

ACCEPTANCE

The foregoing Subscription Agreement is hereby accepted by Life Nutrition Products, Inc

Dated:                           , 2007

LIFE NUTRITION PRODUCTS, INC.

By: Michael Salerno, President

APPENDIX A—INVESTOR SUITABILITY

The subscriber represents and warrants that the subscriber meets one of the investor suitability below:

Suitability Requirements

     Rule 501(a) of Regulation D defines an “accredited investor” as any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     (1) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose or acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

(8) Any entity in which all of the equity owners are accredited investors.

     As used in this Private Placement Memorandum, the term “net worth” means the excess of total assets over total liabilities. In computing net worth for purposes of (5) above, the principal residence of the subscriber must be valued at cost, including costs of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income a subscriber should add to the subscriber’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deduction claimed for depletion, contribution to an IRA or Keogh plan, alimony payments, and any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income.